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                                                                   Exhibit 10.37

           SERVICEMARK, TRADEMARK AND DOMAIN NAME ASSIGNMENT AGREEMENT


                                     between


                                VORTEXX 2000 LLC


                                       and


                                 HEYAMI LIMITED


                                December 7, 1999

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           SERVICEMARK, TRADEMARK AND DOMAIN NAME ASSIGNMENT AGREEMENT

          This SERVICEMARK, TRADEMARK AND DOMAIN NAME ASSIGNMENT AGREEMENT (this "Agreement") is made this 7 day of December, 1999 by and between:

          Vortexx 2000 LLC dba Tom Dot Com, dba Tontological Media, a limited liability company organized and existing under the laws of the State of Nevada, with its offices at 723 S. Casino Center Blvd. 2/nd/ Floor, Las Vegas, Nevada 89101-6716 ("Tom.com"); and

          Heyami Limited, an international business company organized and existing under the laws of the British Virgin Islands, with its correspondence address at 22/nd/ Floor, Hutchison House, 10 Harcourt Road, Central, Hong Kong ("Heyami").

                                    PREAMBLE

          WHEREAS, Tom.com is the registered owner of, and has set forth as
Schedule I the domain name "tom.com" and all other domain names consisting of the letter combination "tom" owned by it (other than tom.to) (the "Domain Name");

          WHEREAS, Tom.com is the common law proprietor and beneficial owner of a certain service mark/trademark throughout the world, details of which are set out in Schedule II hereto (hereinafter referred to as the "Trademark"), and has made applications in the United States and in the European Union for registration of such trademark, details of which are set forth in Schedule II hereto (hereinafter referred to as the "Trademark Applications"); and

          WHEREAS, Tom.com has agreed with Heyami that, for the consideration hereinafter appearing, and subject always to the terms and conditions hereof, Tom.com shall transfer to Heyami all rights in and relating to the Domain Name, and, as beneficial owner, shall assign to Heyami all rights in and relating to the Trademark and the Trademark Applications throughout the world.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements described herein, the Parties agree as follows:

                                    Chapter 1
                                    ---------
        Assignment of Servicemark, Trademark and Transfer of Domain Name
        ----------------------------------------------------------------

          Article 1. Based on and subject to the terms and conditions set forth in this Agreement and for the consideration set forth in Articles 3 and 4 below, Tom.com hereby sells,

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assigns and transfers to Heyami, and Heyami hereby agrees to purchase from
Tom.com, all Tom.com's right, title and interest in and to the Domain Name.

          Article 2. Based on and subject to the terms and conditions set forth in this Agreement and for the consideration set forth in Articles 3 and 4 below, Tom.com hereby sells, assigns and transfers to Heyami and Heyami hereby agrees to purchase from Tom.com:

          2.1 all the property, right, title and interest in and to the Trademark including all common law rights connected therein together with the goodwill of the business relating to the goods and services in respect of which the Trademark is used and all rights therein at common law;

          2.2 all the full benefit of the Trademark and the Trademark Applications including all of the rights Tom.com may have at common law to the intent that upon such Trademark Applications being in order for registration, this Agreement shall operate to vest the same in Heyami as registered proprietor absolutely together with the benefit of any use of the Trademark and the Trademark Application prior to registration; provided, however, that it is distinctly to be understood that Tom.com neither warrants nor guarantees that such registrations will be granted by the respective governmental authorities involved, and

          2.3 all rights, both at law and in equity, to maintain and enforce any rights subsisting in the Trademark and Trademark Applications, including but not being limited to commencing and maintaining legal proceedings for passing off or infringement of Trademark or any such similar proceedings in respect of the Trademark and the Trademark Application.

                                    Chapter 2
                                    ---------
             Consideration; Option; Payment; Recordation of Transfer
             -------------------------------------------------------

          Article 3.

          3.1 The consideration (the "Consideration") to be paid by Heyami for the transfer of the Domain Name and the assignment of the Trademark shall be US$2.5 million. The Consideration shall be paid to the Escrow Agent (as defined in Article 7), who shall release the Consideration pursuant to the terms of the Escrow Agreement (as defined in Article 7) in three installments as follows:

                (i)   Upon the satisfaction of the conditions set forth in
Article 6, $1.5 million;

                (ii) Upon the receipt by Heyami of evidence satisfactory to Heyami that Network Solutions, Inc. has completed the transfer of the Domain Name to Heyami, $500,000 (the "Transfer Date");

                (iii) On the date that is ninety (90) days after the Transfer Date, $500,000; provided, however, that if within such 90-day period Heyami has received written

                                        2

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notice from any third party challenging the transfer of the Domain Name or
Heyami's registration or use of the Domain Name (a "Claim"), the provision of
Article 3.2 shall apply.

          3.2 If, within the 90-day period referred to in Article 3.1, Heyami receives a Claim, Heyami shall have the right to defend or settle such claim with counsel of its own choosing; provided that any settlement must be approved by Tom.com, which approval shall not be unreasonably withheld or delayed. Heyami shall be entitled to apply all or a portion of the $500,000 remaining with the Escrow Agent (representing the third installment of Consideration) to cover Heyami's costs and expenses, including reasonable legal fees, incurred in defending or settling such claim. Immediately after resolution of the Claim, Heyami shall instruct the Escrow Agent to pay the balance of the escrowed funds, if any, to Tom.com, together with accrued interest thereon from the Closing Date.

          3.3 Nothing in this Article 3 shall be deemed to modify or diminish Tom.com's indemnification obligations pursuant to Article 18 of this Agreement.

          Article 4. In addition, provided Tom.com is not in breach of its representations, warranties or obligations hereunder, Tom.com shall have the option (the "Option") to purchase at the initial public offering price up to a total of US$2.5 million worth of shares in any of the Heyami Group Companies (as defined below) that is publicly listed on a stock exchange or board. The exercise of the Option shall be subject to receipt of the preliminary prospectus by Tom.com and subject to all securities laws and other relevant regulations applicable to Tom.com and the relevant Heyami Group Company. The period in which the Option may be exercised and the other procedures with respect to the exercise of the Option shall be determined by Heyami in consultation with the relevant Heyami Group Company and its underwriters. Tom.com shall be notified of such procedures at the same time as the preliminary prospectus for the relevant offering is delivered to it. A Heyami Group Company shall mean Heyami and any company in which Heyami holds at least 51 percent of the issued and paid-up shares of such company, and/or by any company that uses the Domain Name and/or Trademark under authorization of Heyami or its designee.

          Article 5. To effect the assignment of the Trademark and the Trademark Application, the Parties shall execute and have notarized the Trademark Assignment (the "Assignment"), substantially in the form attached hereto as Appendix A. To effect the transfer of the Domain Name, the Parties shall complete, execute and have notarized the Registrant Name Change Agreement
- Transfer (the "Transfer Form"), substantially in the form attached hereto as Appendix B. As between the parties, the assignment and transfer shall be effective from the date and the time hereof. Tom.com shall be responsible for filing the Transfer Form on the Closing Date and ensuring that Network Solutions, Inc. effects the transfer of the Domain Name and for notifying Heyami of such transfer within two (2) days of receipt of notification of such transfer. As of the date of such assignment and transfer, it shall become the obligation of Heyami, as its sole cost and expense, to prosecute the trademark applications for registering and Tom.com shall have no further obligation with respect to such prosecution except to provide pertinent information and to sign all lawful documents and provide evidence within the knowledged an control of Tom.com.

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          Article 6.  Within one (1) day of the date hereof, Tom.com shall:

          6.1 Remove all of its content from the web site associated with the Domain Name and replace it with the latest content provided by Heyami (or provide access to Heyami to do the same).

          6.2 Delink all Tom.com-controlled hyperlinks or redirects that previously connected to the Domain Name.

          6.3 Transfer the Domain Name to the domain name servers designated by Heyami and change all contact information and email addresses for the Domain Name to those designated by Heyami.

          Article 7. The closing of the transactions contemplated herein (the "Closing") shall take place on the date on which the conditions set forth in
Article 8 are met. The date of the Closing shall be referred to herein as the "Closing Date." Subject to the conditions to closing set forth in Article 8, Heyami shall deliver to the escrow agent appointed by the Parties pursuant to the Escrow Agreement (the "Escrow Agent"), attached hereto as Appendix C, the Consideration, which shall be released to Tom.com in accordance with the provisions of the Escrow Agreement.

          Article 8. (to " Article I. Conditions Precedent"). Notwithstanding anything contained herein to the contrary, Heyami shall not be obligated to deliver to the Escrow Agent the Consideration unless each of the following conditions has been satisfied (or waived by it at its sole discretion) as of the Closing Date:

          8.1 The representations and warranties made herein by Tom.com are true and correct as of the Closing Date with the same force and effect as if made thereon;

          8.2   The conditions of Articles 5 and 6 have been satisfied.

          Article 9. The Escrow Agreement shall provide that in the event of any material breach of the representations and warranties under Article 10, the Escrow Agent shall release the Consideration to Heyami.

                                    Chapter 3
                                    ---------
                         Representations and Warranties
                         ------------------------------

          Article 10. Tom.com represents and warrants to Heyami that:

          10.1 It is a limited liability company duly organized, validly existing and in good standing under the laws of Nevada. It has the full legal right, power and authority required to enter into this Agreement and to perform fully its obligations hereunder. This Agreement has been duly authorized, executed and delivered by it, and constitutes the valid and binding obligations of such corporation enforceable against it in accordance with the terms of this Agreement.

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          10.2  It is the entity that registered the Domain Name and has good and marketable title and is the sole legal and beneficial owner of the Domain Name free and clear of any third party interests, claims, liens or other encumbrances or other rights or restrictions whatsoever.

          10.3 No license, assignment or legal or equitable charge has been granted or made in respect of the Domain Name or any interest therein.

          10.4 The Domain Name and Trademark do not and will not, when owned, used, or operated by Heyami, infringe upon any copyright, trademark or any other intellectual property rights of any third party, and there are no third party rights that would hinder Heyami's use of the Domain Name or the Trademark and there will be no such third party rights when the Domain Name and product are owned, used or operated by Heyami.

          10.5 The ownership and use of the Domain Name, the Trademark and Trademark Applications by Heyami do not and will not violate any relevant laws, regulations and rules.

          10.6 All appropriate and necessary consents, approvals and authorizations in connection with the transfer of ownership and use by Heyami of the Domain Name have been obtained and are in full force and effect.

          10.7 At the date hereof the Trademark Applications are subsisting and have been filed or made, and that, to the best of its knowledge and belief after due inquiry, nothing has been done nor has any event occurred whereby the same may be declared void or invalidated.

          10.8 Schedule II contains a complete and accurate list of all the countries in which it has filed or made applications for the registration of the Trademark.

          10.9 It has the right of proprietorship in the Domain Name, the Trademark and the Trademark Application, and that up to the date hereof it is not aware after due inquiry of any claim which has been made which may affect the Trademark or the Trademark Applications nor has it charged or encumbered the same in any way, and should it at any further date discover any such charge or encumbrance, it undertakes to disclose the same in writing to Heyami as soon as is possible and to terminate or discharge such charge or encumbrance as soon as is possible; provided always that all costs and expenses including attorneys' fees, incurred by Tom.com in connection with such termination shall be borne by it and not by Heyami.

          10.10 It has not granted any registered user or license agreement in respect of the Domain Name, Trademark or the Trademark Applications, save as disclosed in writing to Heyami on the date hereof, and should it at any future date discover any such registered user or license agreement, it undertakes to terminate such agreement or agreements as soon as is possible and to disclose the same in writing to Heyami as soon as is possible; provided always that all costs and expenses, including attorneys' fees, incurred by Tom.com in connection with such termination shall be borne by it and not by Heyami.

                                        5

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          10.11 It shall not at any time hereafter use the Trademark or any other mark so resembling any of the Trademark as to be likely to deceive or cause confusion.

          10.12 Pending any recordation and/or registration of Heyami as proprietor of the Trademark Applications, Tom.com will lend its name to any proceedings for infringement or passing off or other analogous actions which Heyami may bring against any person wrongfully using of the Trademark in any of the countries or territories mentioned in Schedule II hereto; provided always that with respect to all causes of action arising after the date hereof, all reasonable costs and expenses, including reasonable attorneys' fees, incurred by Tom.com in connection therewith shall be paid by Heyami on a full indemnity basis.

          10.13 There are not notices, actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, "Claims") pending or, to the knowledge of Tom.com, threatened, at law, in equity, in arbitration or before any Governmental Authority against Tom.com related to the Domain Name. No Order has been issued by any court or other Governmental Authority against Tom.com related to the Domain Name purporting to enjoin or restrain the execution, delivery or performance of this Agreement.

          10.14 It has not done any act or failed to do any act, and to the best of its knowledge and belief after due inquiry, no event has occurred, whereby the Domain Name, the Trademark or the Trademark Application may have been or may be declared void or invalidated.

          Article 11. Heyami represents and warrants to Tom.com that:

          11.1 It is an international business company duly organized, validly existing and in good standing under the laws of the British Virgin Islands.

          11.2 It has the full legal right, power and authority required to enter into this Agreement and to perform fully its obligations hereunder. This Agreement has been duly authorized, executed and delivered by it, and constitutes the valid and binding obligations of such corporation enforceable against it in accordance with the terms of this Agreement.

                                    Chapter 4
                                    ---------
                                  Miscellaneous
                                  -------------

          Article 12. Tom.com hereby agrees to take all actions and to sign and execute any documents, forms or authorization in form or forms to be specified by Heyami that may be reasonably required for procuring the registration, assignment, and absolute vesting of all right, title and interest in the Domain Name, the Trademark and Trademark Applications, recording or registering the transfer of rights in or to, or which may arise in respect of any of the, Domain Name, the Trademark or the Trademark Application hereby assigned. If Tom.com defaults in signing and/or executing the same, Tom.com hereby appoints Heyami or its nominee as the true and lawful attorney of Tom.com solely for this purpose, which appointment is irrevocable and coupled with an interest.

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          Article 13. The Parties agree to keep the existence and terms of this
Agreement in strictest confidence and shall not disclose the fact of the existence of or the terms of this Agreement to any third party.

          Article 14. Notices or other communications required to be given by any Party pursuant to this Agreement shall be delivered in person or sent in letter form by registered mail or international courier service, in either case postage prepaid, or by facsimile or similar telecommunications equipment to the address of the other Party set forth below or to such other addresses as may from time to time be designated by the other Party through notification to such Party. Any such notice shall be deemed given when so delivered personally or, if sent by registered mail, ten (10) days after the date of deposit in the mails or, if sent by international courier service, three (3) days after the date of deposit with the courier service or, if delivered by facsimile or similar telecommunications equipment, at the time of receipt thereof.

          Tom.com:  Rines & Rines
                    Attention:    Robert H. Rines
                    Facsimile No.:603-228-0210 or
                                  617-973-9956

          Heyami:   Heyami Limited
                    22/nd/ Floor, Hutchison House
                    20 Harcourt Road
                    Central, Hong Kong
                    Attention:     Guy Look
                    Facsimile No.: 011-852-2123-9588

          Article 15. This Agreement may be executed in counterparts, which counterparts, when taken together, shall constitute a valid and binding agreement.

          Article 16. The execution, validity, interpretation and performance of, or the resolution of disputes under this Agreement shall be governed by the laws of the State of New York, the United States of America, without regard to its principles of conflicts of law.

          Article 17. All representations, warranties and obligations in this Agreement shall survive the Closing.

          Article 18. Tom.com hereby agrees to indemnify and hold harmless Heyami and will pay to Heyami the amount of any loss, liability, claim, damage, expense (including any reasonable experts', consultants' and attorneys' fees) or diminution of value, whether or not involving a third-party claim arising, directly or indirectly, from or in connection with any breach of any representation, warranty or obligation of Tom.com in or under this Agreement or in or under any other certificate or document delivered pursuant to this Agreement. The remedies provided in this Article 18 shall not be exclusive or limit any other remedies that may be available to Heyami.

                  [Remainder of page intentionally left blank]

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          IN WITNESS WHEREOF, the Parties will have called this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

VORTEXX 2000 LLC                          HEYAMI LIMITED


By: /s/ Thomas Meyer                      By: /s/ Susan Chow
    ----------------------------------        ----------------------------------
    Name: Thomas Meyer                        Name: Susan Chow
    Title: Managing Member                    Title: Director

                                        8

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                                   Appendix A
                                   ----------

                    Form of Servicemark, Trademark Assignment
                    -----------------------------------------

          SERVICEMARK, TRADEMARK ASSIGNMENT dated as of November , 1999 by and between VORTEXX 2000 LLC d/b/a Tom.Com, a Nevada limited liability company ("Assignor"), and Heyami Limited, a British Virgin Islands international business company ("Assignee").

          Assignor owns the trademarks and service marks (including the application for registration thereof (the "Trademark Applications") listed on
Schedule 1 attached hereto (the "Marks"). Pursuant to the Trademark and Domain Name Assignment Agreement between Assignor and Assignee dated as of the date hereof, Assignor sold, transferred and assigned to Assignee all of Assignor's right, title, and interest in, to, and under the Marks (the "Assignment of Marks"). Assignor and Assignee want to confirm the Assignment of Marks for purposes of filing the same with the United States Patent and Trademark Office (the "PTO"). The parties therefore agree as follows.

          1. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby transfers, assigns, and otherwise conveys to Assignee, all of Assignor's right, title, and interest in, to, and under the following:

               a.   the Marks;

               b.   the goodwill associated with the Marks; and

               c. all rights to proceeds of the foregoing, including, without limitation, any claim by Assignor against third parties for past, present, or future infringement of the Marks.

          2. Assignor hereby authorizes and requests the PTO to issue the certificate of registration in respect of the Trademark Application to Assignee for its sole use, and for the use of its legal representatives and assigns, to the full end of the term for which such registration may be granted, as fully and entirely as the same would have been held by Assignor had this assignment not been made.

          Assignor has caused this Trademark Assignment to be duly executed and authorized as of the date hereof.

                                        VORTEXX 2000 LLC


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

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                                   SCHEDULE I
                                   ----------

                                   DOMAIN NAME
                                   -----------

tom.com


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                                   SCHEDULE II
                                   -----------

                     TRADEMARK AND SERVICE MARK APPLICATIONS
                     ---------------------------------------

--------------------------------------------------------------------------------
Application           Application
Number                Date             Trademark or Service Mark        Classes
--------------------------------------------------------------------------------
                                       TOM.COM

United States
S.N. 75/820105        Oct. 30, 1999    TOM.COM                          38,9
S.N. 75/820106        Oct. 30, 1999    TOM DOT COM                      38,9

European Community    On or about
                      Nov. 2, 1999     TOM.COM                          38,9

                      On or about
                      Nov. 2, 1999     TOM DOT COM                      38,9

[Initial descriptions of services/goods: communications, multimedia and networking services and apparatus]

STATE OF CALIFORNIA     )
                        : ss.:
COUNTY OF _________     )

          On this ____ day of November, 1999, before me personally came ____________, to me known to be the person who signed the foregoing instrument and who being duly sworn by me depose and state that [he, she] is the __________ of Vortexx 2000 LLC; [he, she] signed the instrument in the name of Vortexx 2000 LLC; and [he, she] had the authority to sign the instrument on behalf of Vortexx 2000 LLC.

                       ----------------------------------
                                  Notary Public


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                                   Appendix B
                                   ----------

               Form of Registrant Name Change Agreement - Transfer
               ---------------------------------------------------